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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Chromatics Color Sciences International, Inc.
New York, New York

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 of our report dated March 15, 1999, except for Note 6 which is as of April 15, 1999, relating to the financial statements of Chromatics Color Sciences International Inc., appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and later amendments.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                              /s/ BDO Seidman, LLP

                                                  BDO Seidman, LLP
New York, New York
February 7, 2000